CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Smart Online, Inc. on Form S-8 (No. 333-124569) and related prospectuses of our audit report dated March 30, 2011, with respect to the financial statements of Smart Online, Inc., which report appears in the Annual Report on Form 10-K of Smart Online, Inc. for the years ended December 31, 2010 and 2009.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Raleigh, North Carolina
March 30, 2011